UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 3, 2022

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value (Essex Property Trust, Inc.)	ESS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2022, Essex Property Trust, Inc. (the “Company”) announced the planned retirement of Michael J. Schall, its Chief Executive Officer and President since 2011, effective as of March 31, 2023 (the “Transition Date”), and that the Company entered into a Transition Services Agreement with Mr. Schall (the “Agreement”) on October 3, 2022, pursuant to which Mr. Schall will transition from his current role into part-time employment with the Company for a twelve-month period commencing on the Transition Date.

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

The Company also announced that Angela L. Kleiman, age 52, who is currently the Company’s Senior Executive Vice President and Chief Operating Officer, will succeed Mr. Schall as the Company’s Chief Executive Officer and President effective as of April 1, 2023.  In addition, in connection with Mr. Schall’s planned retirement and Ms. Kleiman’s appointment to succeed Mr. Schall following the Transition Date, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the Sixth Amended and Restated Bylaws, as amended, of the Company, the Board of Directors (the “Board”) of the Company increased the size of the Board to ten directors and elected Ms. Kleiman as a director, effective as of October 3, 2022.

The full biography and other information with respect to Ms. Kleiman required by Item 5.02(c) of Form 8-K are included in the Company’s proxy statement on Schedule 14A for the 2022 annual meeting of stockholders filed with the SEC on March 25, 2022 under the heading “Executive Officers,” and such biography is incorporated herein by reference. Ms. Kleiman will continue to participate in the usual compensation and benefit programs available to executive officers of the Company.

Item 8.01	Other Events.

On October 3, 2022, the Company issued a press release announcing Mr. Schall’s planned retirement and the appointment of Ms. Kleiman to succeed Mr. Schall as Chief Executive Officer and President and her election as a director. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Retirement and Transition Services Agreement, dated as of October 3, 2022, 2022, by and between Essex Property Trust, Inc. and Michael J. Schall.

99.1	Press Release, dated October 3, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Forward-Looking Statements

This current report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements which are not historical facts, including statements regarding the Company’s expectations, estimates, assumptions, hopes, intentions, beliefs and strategies regarding the future. Words such as “expects,” “assumes,” “anticipates,” “may,” “will,” “intends,” “plans,” “projects,” “believes,” “seeks,” “future,” “estimates,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, among other things, statements regarding the anticipated timing of Mr. Schall’s retirement, the Company’s plan for Ms. Kleiman to succeed Mr. Schall as Chief Executive Officer and President upon Mr. Schall’s retirement, and other information that is not historical information. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, which could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The Company cannot assure the future results or outcome of the matters described in these statements; rather, these statements merely reflect the Company’s current expectations of the approximate outcomes of the matters discussed. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including but not limited to those risks referred to in the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and other reports that the Company files with the Securities and Exchange Commission. All forward-looking statements are made as of the date hereof, the Company assumes no obligation to update or supplement this information for any reason, and therefore, they may not represent the Company’s estimates and assumptions after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: October 3, 2022	ESSEX PROPERTY TRUST, INC.

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Anne Morrison
	Name:	Anne Morrison
	Title:	Senior Vice President, General Counsel and Secretary